Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Altimmune, Inc. 2019 Employee Stock Purchase Plan, as amended, of our report dated March 6, 2026, with respect to the consolidated financial statements of Altimmune, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey

May 13, 2026